Exhibit 35.8

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

For the Period of July 13, 2018 to December 31, 2018

Benchmark 2018-B4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2018-B4 (the “Trust”)

I, James P. Shevlin, on behalf of CWCapital Asset Management LLC, as Special Servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and with the knowledge and intent that they will rely upon this certification, that:

1.

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities between July 13, 2018 to December 31, 2018 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: March 1, 2019

CWCapital Asset Management LLC, as Special Servicer

By:	/s/ James P. Shevlin
	Name:	James P. Shevlin
	Title:	President/Chief Operating Officer

7501 Wisconsin Avenue | Suite 500 West | Bethesda, MD | 20814